Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
The Ultimate Software Group, Inc.:
We consent to the incorporation by reference (i) in the registration statements (No. 333‑107527 and No. 333-115894) on Forms S-3 of The Ultimate Software Group, Inc. (the Company) and (ii) the registration statements (No. 333-91332, No. 333-125076, No. 333-142972, No. 333-161201, and No. 333-183984) on Forms S-8 of the Company, of our reports dated February 26, 2018, with respect to the consolidated balance sheets of The Ultimate Software Group, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of the Company.
/s/ KPMG LLP

Fort Lauderdale, FL
February 26, 2018
Certified Public Accountants